                               SCHEDULE 14A INFORMATION
             PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                                 EXCHANGE ACT OF 1934





Filed by the Registrant (X)

Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )   Preliminary Proxy Statement

( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

(X) Definitive Proxy Statement


( ) Definitive Additional Materials

( ) Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         COLORADO GAMING & ENTERTAINMENT CO.

                   (Name of Registrant as Specified in Its Charter)

       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(X) No fee required.

( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:  N/A
                                                                     ---

(2) Aggregate number of securities to which transaction applies:  N/A
                                                                  ----

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
                                              ---

(4) Proposed maximum aggregate value of transaction:  N/A
                                                      ---
(5) Total fee paid:  N/A
                     ---

( ) Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:  N/A
                             ---

(2) Form, Schedule or Registration Statement No.:  N/A
                                                   ---

(3) Filing Party:  N/A
                   ---

(4) Date Filed:  N/A
                 ---

                         COLORADO GAMING & ENTERTAINMENT CO.
                         12596 WEST BAYAUD AVENUE, SUITE 450
                             LAKEWOOD, COLORADO  80228
                                    MAY 5, 1998



Dear Fellow Stockholder:

     You are cordially invited to attend the Company's 1998 Annual Meeting on June 9, 1998.

     The meeting will begin promptly at 12:00 noon at 12596 West Bayaud Avenue, Suite 450, Lakewood, CO 80228.

     The official Notice of Meeting, proxy statement and form of proxy are included with this letter, along with the Company's 1997 Annual Report. The proposals listed in the Notice of Meeting are described in detail in the proxy statement.

     The vote of every stockholder is important. Mailing your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

     The Board of Directors recommends that stockholders vote FOR proposals 1 and 2.

     PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR PROXY. YOUR COOPERATION WILL BE GREATLY APPRECIATED.

     Your Board of Directors and management look forward to greeting those stockholders who are able to attend.


                                   Sincerely,


                                   /s/ Stephen J.  Szapor, Jr.

                                   Stephen J. Szapor, Jr.
                                   President and Chief Executive Officer

                         COLORADO GAMING & ENTERTAINMENT CO.
                         12596 WEST BAYAUD AVENUE, SUITE 450
                              LAKEWOOD, COLORADO  80228
                                     MAY 5, 1998


                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     The Annual Meeting of Stockholders of Colorado Gaming & Entertainment Co. (the "Company") will be held at 12596 West Bayaud Avenue, Suite 450, Lakewood, CO 80228 on Tuesday, June 9, 1998 at 12:00 noon, for the following purposes:

     1. To elect five directors to serve until the 1999 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

     2. To vote on the ratification of the appointment by the Audit Committee of Arthur Andersen LLP as independent auditors of the Company for 1998; and

     3. To transact such other business as may properly come before the meeting.

     Holders of record of common stock, $.01 par value per share, at the close of business on April 27, 1998 are entitled to notice of, and to vote at, the meeting or any adjournment thereof. A list of such holders will be available for examination by any such holder for any purpose germane to the meeting, during normal business hours, at the Company's offices at 12596 West Bayaud Avenue, Suite 450, Lakewood, Colorado for a period of ten days prior to the meeting.

                    By order of the Board of Directors,

                    /s/ Alan L.  Mayer

                    Alan L. Mayer
                    Secretary


     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY TO THE COMPANY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                         COLORADO GAMING & ENTERTAINMENT CO.
                         12596 WEST BAYAUD AVENUE, SUITE 450
                               LAKEWOOD, COLORADO 80228

                                   PROXY STATEMENT

                            ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD ON JUNE 9, 1998


GENERAL

     The enclosed Proxy is solicited on behalf of the management of Colorado Gaming & Entertainment Co., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, June 9, 1998 at 12:00 noon (Lakewood, Colorado time) or at any adjournment thereof. The Annual Meeting will be held at 12596 West Bayaud Avenue, Suite 450, Lakewood, CO 80228. The Company's telephone number is
(303) 716-5600. Only stockholders of record at the close of business on April 27, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. There were 5,236,091 shares of common stock, $.01 par value per share ("Common Stock"), outstanding and entitled to vote on the Record Date. These proxy solicitation materials were first mailed or delivered on or about May 5, 1998 to stockholders listed in the stockholder records of the Company as of the Record Date. The Company is mailing its Annual Report for the fiscal year ended December 31, 1997, together with this proxy statement.

     A majority of the outstanding shares of the Common Stock represented in person or by proxy shall constitute a quorum for the transaction of business at the Annual Meeting.

     Effective August 22, 1997, the Company entered into an Agreement and Plan of Merger, as amended as of October 21, 1997 (the "Merger Agreement"), with Ladbroke Racing Corporation, a Delaware corporation ("LRC"), and CG&E Acquisition Corp., a Delaware corporation ("Acquisition Sub"), pursuant to which the Acquisition Sub will be merged with and into the Company (the "Merger"). Prior to the Merger and pursuant to the terms of the Merger Agreement, LRC will assign all of its rights and obligations under the Merger Agreement, including its interest in the Acquisition Sub, to Ladbroke Gaming Corporation, a Delaware corporation ("Ladbroke"), a wholly-owned subsidiary of Ladbroke Group PLC, the ultimate parent of LRC. As a result of the assignment and the Merger, the Company will become a wholly-owned subsidiary of Ladbroke. Pursuant to the Merger Agreement, holders of the Common Stock will be entitled to receive $6.25 in cash for each share of Common Stock held by them immediately prior to the Merger. On December 12, 1997, stockholders of the Company approved and adopted the Merger Agreement. The Merger remains subject to approval by the Colorado Limited Gaming Control Commission. Although there can be no assurances, closing of the Merger is anticipated to occur sometime in the third quarter of 1998. However, pursuant to the terms of the Merger Agreement, if the Merger has not been consummated on or before September, 30 1998, which date may be extended by the mutual written consent of LRC and the Company, either party has the right to terminate the Merger Agreement and abandon the Merger.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. An officer of the Company or other person designated by the Board of Directors will be authorized to tabulate votes.

VOTING AND SOLICITATION

     Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at the Annual Meeting. The Company will bear the entire cost of preparation and solicitation of proxies. In addition to the use of the mails, proxies may be solicited personally, by telephone or by facsimile, and the Company may reimburse brokerage firms and other persons holding shares of the Company's Common Stock in their names or in those of their nominees, for their reasonable expenses in forwarding proxy soliciting materials to the beneficial owners.

     The Board of Directors expects all nominees named below to be available for election. In the event any nominee is not available, the proxy holders may vote for a substitute. The Company knows of no specific matter to be brought before the meeting that is not referred to in the Notice of Meeting or this proxy statement. However, if proposals of stockholders that are not included in this proxy statement are presented at the meeting, the proxies will be voted in the discretion of the proxy holders. Regulations of the Securities and Exchange Commission (the "SEC") permit the proxies solicited pursuant to this proxy statement to confer discretionary authority with respect to matters of which the Company did not know a reasonable time before the Annual Meeting. Accordingly, the proxy holders may use their discretionary authority to vote with respect to any such matter pursuant to the proxy solicited hereby.

     Nominees for director receiving the vote of the holders of a plurality of the shares of the Common Stock present in person or represented by proxy and entitled to vote at the meeting will be elected. Votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast. Approval of the proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting. Abstentions may be specified on this and any other proposal submitted to a shareholder vote other than the election of directors. Abstentions will be counted as present for purposes of determining the existence of a quorum and the number of shares entitled to vote on the proposal on which the abstention is noted. Thus, abstentions on the Company's proposal to ratify the appointment by the Audit Committee of Arthur Anderson LLP as the Company's independent auditors for 1998 and any such other proposal will have the effect of a vote against such proposal. Broker non-votes are counted as shares present in the determination of whether the shares of Common Stock represented at the meeting constitute a quorum. Broker non-votes are counted as present, but are deemed not entitled to vote on proposals for which brokers do not have discretionary authority and, therefore, have no effect.

                   MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING

ELECTION OF DIRECTORS

     The Board of Directors is composed of five members, each serving for a term of one year. Each director will serve on the Board until the 1999 Annual Meeting of Stockholders and until his successor is duly elected and qualified. If for any reason any of these nominees becomes unable or is unwilling to serve at the time of the 1998 Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote for a substitute nominee or nominees. It is not anticipated that any nominee will be unavailable for election.

     The following sets forth certain information as to each nominee for election at the Annual Meeting, including his age, present principal occupation, other business experience during the last five years or more, directorships in other publicly held companies, if any, membership in committees of the Board of Directors and period of service as a director of the Company:

     STEPHEN J. SZAPOR, JR., 38, has served as President and Chief Executive Officer of the Company since August 1995 and as a director since June 7, 1996. Mr. Szapor served as Executive Vice President and Chief Financial Officer from March 1995 until August 1995. From July 1994 until joining the Company, he served as the Chief Operating Officer and a member of the board of directors of Sahara Gaming Corporation, and from June 1993 until July 1994, he was the Executive Vice President/Chief Financial Officer of Sahara Gaming Corporation. From October 1986 until June 1993, Mr. Szapor held several executive positions with Hollywood Casino Corporation including Assistant to the President and Vice President - Strategic Planning. Mr. Szapor has also held financial and accounting positions with Merrill Lynch & Co. and Arthur Andersen LLP. He holds a key license from the Gaming Commission and is a Certified Public Accountant. Mr. Szapor's employment agreement with the Company provides that he shall serve as President and Chief Executive Officer and as a director during the term of his employment. See "Executive Compensation - Employment Agreements - Stephen J. Szapor, Jr."

     FRANKLIN S. WIMER, 61, has served as a director of the Company since July 16, 1996. Mr. Wimer is a founder of and has been the President of UniRock Management Corporation, a Denver, Colorado investment banking firm, since January 1988. Prior to forming UniRock Management Corporation, Mr. Wimer held executive positions with a number of financial institutions. Mr. Wimer holds a key license from the Gaming Commission. He serves on the Board's Compensation and Audit Committees. Mr. Wimer is a director of Hexcel Corporation.

     STEVE LEONARD, 43, has served as a director of the Company since October 4, 1996. Mr. Leonard has been President of Pacifica Holding Company, a Denver-based commercial real estate firm, since 1990. Prior to establishing Pacifica Holding Company in 1990, Mr. Leonard held various executive positions in the real estate and real estate development industry. Mr. Leonard holds a key license from the Gaming Commission. He serves on the Board's Compensation and Audit Committees.

     PHILIP J. DIBERARDINO, 55, has served as a director of the Company since October 9, 1996. Mr. DiBerardino has been Senior Vice President of Commerce Bank in New Jersey since September 1993. From October 1990 to September 1993, Mr. DiBerardino was President and Chairman of Coastal Bank in New Jersey. Prior to October 1990, he served as Deputy Commissioner of the New Jersey Department of Banking. Prior to his service at the New Jersey Department of Banking, Mr. DiBerardino held various executive positions in the banking industry. Mr. DiBerardino holds a key license from the Gaming Commission. He serves on the Board's Compensation and Audit Committees.

     MARK VAN HARTESVELT, 46, has served as a director of the Company since January 3, 1997. Mr. van Hartesvelt has been President of the Village at Breckenridge Resort, a Breckenridge, Colorado resort, since 1994. From 1989 to 1994, he was Senior Vice President of Sales and Marketing of Doubletree Hotels Corporation. Prior to 1989, Mr. van Hartesvelt served in a number of senior executive positions in the gaming industry. Mr. van Hartesvelt holds a key license from the Gaming Commission. He serves on the Board's Audit Committee. Mr. van Hartesvelt also is a director of Breckenridge Resort Chambers and TBA Entertainment Corporation.

     The business and affairs of the Company are managed under the direction of the Board of Directors. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company rather than day-to-day operating details. Members of the Board of Directors are kept informed of the Company's business by various reports and documents sent to them periodically, as well as by reports presented at meetings of the Board and its committees by officers and employees of the Company.

     The Board of Directors met nine times in 1997. Each director attended every such meeting and every meeting of a Board committee on which he serves.

     COMMITTEES OF THE BOARD

     The committee memberships of each nominee and continuing director are set forth in their biographical information above.

     The Audit Committee, which is composed entirely of directors who are not officers or employees of the Company, reviews the Company's accounting functions, operations and management and the adequacy and effectiveness of the internal controls and internal auditing methods and procedures of the Company. The Audit Committee recommends to the Board the appointment of the independent auditors for the Company, subject to ratification by the stockholders at the Annual Meeting. In connection with its duties, the Audit Committee periodically meets privately with the independent public accountants. The Audit Committee met four times in 1997.

     The Compensation Committee, which is composed entirely of directors who are not officers or employees of the Company, reviews and acts with respect to pension, compensation and other employee benefit plans and approves the salary and compensation of officers of the Company. This committee met four times in 1997.

     The Board of Directors has no nominating committee.

     COMPENSATION OF DIRECTORS

     Directors who are officers or employees of the Company receive no compensation for service as members of the Board. Directors who are not employees receive an annual retainer of $20,000 paid quarterly, and participate in the Company's non-employee director component of the Company's Management Incentive and Non-Employee Director Stock Plan (the "Stock Plan"). Under the Stock Plan, each non-employee director is eligible for an annual award of 2,315 restricted shares of Common Stock upon qualification as a director and thereafter upon reelection, subject to the maximum number of shares of Common Stock that may be issued to non-employee directors under the Stock Plan. Common Stock granted to non-employee directors are restricted and shall be forfeited if the director is not serving as such on the date of the first Annual Meeting of the Company following the date of the award. The Stock Plan will be amended effective immediately prior to, and subject to, consummation of the Merger to provide, in part, that the restricted shares of Common Stock awarded to each of the non-employee directors upon their reelection in connection with the Annual Meeting shall vest and become nonforfeitable at such time.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The second proposal is ratification of the appointment by the Audit Committee of Arthur Andersen LLP as the Company's independent auditors for 1998. Representatives of Arthur Andersen LLP will be present at the meeting, will be available to respond to appropriate questions and may make a statement if they so desire. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote, other independent public accountants may be considered by the Audit Committee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1998.

                                EXECUTIVE COMPENSATION

                              SUMMARY COMPENSATION TABLE

     The following table provides information concerning compensation paid to the Company's Chief Executive Officer and the three other executive officers serving as such at year-end 1997 whose total annual compensation exceeded $100,000 for services rendered by such persons in all positions with the Company.

                               ANNUAL COMPENSATION         LONG TERM COMPENSATION
                               -------------------         ----------------------
                                                                  AWARDS
                                                                  ------

                                                              Restricted
Name and Principal                                               Stock          All Other
Position                        Year      Salary     Bonus(1)   Awards(2)    Compensation(3)
--------                        ----      ------     --------   ---------    ---------------
Stephen J. Szapor, Jr.          1997     $306,456    $ 47,201    $ 68,233        $4,750
President and                   1996      300,000     236,386     243,054         4,327
Chief Executive Officer         1995      211,728       5,000           0             0
-----------------------------------------------------------------------------------------
Alan L. Mayer                   1997      132,800      31,465      83,622         4,750
Senior Vice President, Chief    1996      127,696     125,354           0         3,192
Legal Officer and Secretary     1995      111,926      15,000           0         2,798
-----------------------------------------------------------------------------------------
Richard Rabin                   1997      132,800      31,465      83,622         4,750
Senior Vice President           1996      115,231     117,354           0           577
of Operations                   1995          N/A         N/A         N/A           N/A
-----------------------------------------------------------------------------------------
Robert J. Stephens              1997       81,723      17,307      33,449         3,637
Vice President                  1996       70,769      68,816           0         1,192
of Finance                      1995       54,438           0         N/A         1,357
-----------------------------------------------------------------------------------------

(1) Amounts for 1997 reflect bonuses awarded in 1997 for services rendered in 1997. Amounts for 1996 reflect bonuses awarded for services rendered in 1995 and 1996 during the Company's reorganization which resulted in the Company's emergence from bankruptcy on June 7, 1996 (the "Reorganization") plus bonuses earned in 1996 and paid in 1997 pursuant to the Company's Management Cash Bonus Plan.

(2) The aggregate number of shares of restricted Common Stock and the value of such shares held by each of named executive officers as of the end of its last fiscal year (based on the closing per share market price of the Common Stock of $5.75 as of December 31, 1997) is as follows: Mr. Szapor--157,776 ($907,212); Mr. Mayer--23,148 ($133,101); Mr. Rabin--23,148 ($133,101); and
Mr. Stephens--9,259 ($53,239.25). All of such shares were fully vested as of such date. The Company has not paid and does not intend to pay any cash dividends on the Common Stock.

(3) Amounts reported reflect Company contributions for the benefit of the named executives to the Company's 401(k) defined contribution plan.

     The Company has no outstanding stock options, stock appreciation rights or similar underlying securities nor any option or long-term performance incentive plan.

     EMPLOYMENT AGREEMENTS

     The Company is a party to the following employment agreements with executive officers named in the Summary Compensation Table above:

          STEPHEN J. SZAPOR, JR. The Company's employment agreement with Stephen J. Szapor, Jr., provides that Mr. Szapor will serve as President, Chief Executive Officer and as a director of the Company. This agreement provided for an initial annual salary of $300,000, subject to increase based on annual reviews. As additional compensation, on June 7, 1996, the effective date of the Reorganization (the "Effective Date"), Mr. Szapor received a bonus of $100,000 and 138,888 shares of Common Stock, representing 2.5% of the capital stock of the Company (determined on a fully diluted basis), and is entitled to participate in the Stock Plan. In addition, he is entitled to 30% of the bonus pools, if any, under the Company's Cash Bonus Plan. The employment agreement with Mr. Szapor provides for payment to Mr. Szapor equal to the greater of $500,000 or his base salary for the then remaining period of his employment agreement in the event of the termination of Mr. Szapor's employment by the Company without cause or by Mr. Szapor for good reason as defined in the employment agreement. Mr. Szapor's employment agreement was for an initial term of three years and renews thereafter for successive one-year terms unless terminated by either party. On May 27, 1997, Mr. Szapor's employment agreement was amended to extend the expiration of the initial term by one year to June 6, 2000, to increase Mr. Szapor's annual salary to $312,000 and to provide Mr. Szapor with the use of an automobile during the term of his employment agreement.

          OTHER EMPLOYMENT AGREEMENTS. The Company's employment agreement with Alan L. Mayer provides that he will serve as the Company's Senior Vice President, Chief Legal Officer and Secretary. The Company's employment agreement with Richard Rabin provides that he will serve as the Company's Senior Vice President of Operations. Under their respective employment agreements, Mr. Mayer and Mr. Rabin each earn an annual salary of $130,000, subject to increase based on annual reviews (currently $135,200). Messrs. Mayer's and Rabin's employment agreements are each for an initial term of three years, and renew thereafter for successive one-year terms unless terminated by each of the respective parties. These employment agreements also provide that in the event of termination by the Company without cause or by the respective employee for good reason (as defined in the respective employment agreements), the employee will receive a payment equal to his base salary then in effect for the then remaining period of his employment agreement. Also, Mr. Mayer and Mr. Rabin are entitled to participate in the Stock Plan and Cash Bonus Plan pursuant to their respective employment agreements. Effective as of March 24, 1997, the Company entered into an employment agreement with Robert J. Stephens, the Company's Vice President of Finance. Such agreement is substantially similar to those of Messrs. Mayer and Rabin except that Mr. Stephen's annual salary under his employment agreement is $80,000 and the initial term of the agreement expires on June 7, 1999, and renews thereafter for successive one-year terms unless terminated by Mr. Stephens or the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee"), composed of independent, non-employee directors, establishes the executive compensation philosophy and approves and administers the compensation programs for executive officers.

     The Company's current compensation program initially was established through negotiations with the creditors' committee in connection with the Reorganization. It is intended to enable the Company to attract, motivate, reward and retain the management talent required to achieve corporate objectives in a highly competitive industry, and thereby increase stockholder value. In addition, the executive compensation programs were designed to compensate those executives who helped guide the Company through the bankruptcy process and who the Company and the creditors' committee believed were the most appropriate people to lead the Company after the Reorganization.

     The Company's policy is to provide compensation incentives to its senior management to achieve corporate objectives. The components of the Company's executive compensation program are base salary, cash bonus potential under the Company's Cash Bonus Plan (the "Cash Bonus Plan"), and restricted Common Stock potential under the Company's Management and Non-Employee Stock Plan (the "Stock Plan").

     In general, base salaries for executive officers are determined by a subjective assessment of the executive officer's responsibilities and position with the Company and the performance of the executive officer. Base salaries are reviewed annually and from time to time by the Compensation Committee and are adjusted appropriately. Minimum base salaries and other terms of employment for Mr. Szapor and the Company's other executive officers are governed by their respective employment agreements. Such agreements for Mr. Szapor and the Company's other executive officers named in the Summary Compensation Table are summarized above under the caption "--Employment Agreements."

     Under the Stock Plan, executive officers are eligible to earn specified grants of shares of the Common Stock if certain goals based on performance criteria as determined by the Compensation Committee are achieved. Shares awarded to eligible executives are restricted and subject to forfeiture if certain, predetermined annual performance goals are not obtained. One-third of awarded shares vest and become non-forfeitable for each year in which such performance goals are achieved. The Stock Plan provides that the Company's executive officers are eligible for aggregate individual awards of Common Stock as follows, based on the fully diluted number of shares of Common Stock outstanding at the time of the Reorganization: Mr. Szapor--2.50%, Mr. Mayer--1.25%, Mr. Rabin--1.25%, Mr. Stephens--.50%, and other employees (as determined by the Committee)--1.50%. For the period from June 7, 1996 through May 31, 1997, executive officers were compensated under the Stock Plan because the Company achieved the established performance goal of earnings before interest, taxes, depreciation and amortization of at least $12,006,893. For the period from June 1, 1997 through May 31, 1998 (the "Current Period"), the performance goal is achievement of earnings before interest, taxes, depreciation and amortization of at least $13,025,395. In March 1998, the Compensation Committee deferred the vesting of the shares to be awarded for the Current Period under the Stock Plan (but not the performance goal) for six months, until December 7, 1998, subject to the respective participants' continued employment with the Company at such time. The deferral is intended as an incentive for the participants to remain with the Company through the Merger. Although there can be no assurance, it appears likely that the performance goal for the Current Period will be met. As consideration for agreeing to the deferral, the Company paid Mr. Szapor $5,000 in cash and the remaining six participants received an aggregate of $10,000.

     The Company also established the Cash Bonus Plan in connection with the Reorganization which allows participating senior management employees to share a bonus pool equal to 15% of the increase in earnings before interest, taxes, depreciation and amortization for each plan period, commencing with the period beginning on the Effective Date and ending on December 31, 1996 and each six months thereafter over the same period in the immediately preceding calendar year, adjusted for certain factors. Mr. Szapor's employment agreement provides that he will receive 30% of the bonus pools, if any. The other plan participants will share the remaining 70% of any bonus pools as determined by the Compensation Committee. Awards earned in the year ending December 31, 1997 are reflected above in the Summary Compensation Table.

     Stephen J. Szapor, Jr., has been President and Chief Executive Officer of the Company since August 1995. His current compensation structure is governed principally by his employment agreement described above. The terms of this arrangement were determined primarily through negotiations between Mr. Szapor and the creditor's committee, and is supported by the Committee. The Committee believes Mr. Szapor's compensation arrangement is fair and appropriate in light of Mr. Szapor's leadership and management through the reorganization process and his successful steering of the Company's post-Reorganization operations. In particular, the Compensation Committee has recognized

Mr. Szapor's success in attracting a subsidiary of a large multinational corporation, Ladbroke Group PLC, to acquire the Company for a premium over the Company's stock prior to announcement of the Merger. Mr. Szapor's compensation consists primarily of base salary and potential awards of a cash bonus and restricted stock under the Cash Bonus Plan and the Stock Plan, as described above.

     Section 162(m) of the Internal Revenue Code limits the deduction for federal income tax purposes of certain compensation paid by any publicly held corporation to it chief executive officer and its four other highest compensated officers to $1 million for each such executive (the "$1 million cap"). The $1 million cap does not apply to "performance-based" compensation plans as defined under Section 162(m) of the Code. The Company believes that the Cash Bonus Plan and the Stock Plan qualify as "performance-based" plans that are not subject to the $1 million cap. The other compensation currently paid to the Company's executive officers (base salary) is not expected to exceed the $1 million cap. The Committee's current policy regarding Section 162(m) is to maximize deductibility of executive compensation.

     The Committee believes that the design and administration of the executive compensation programs align the interests of the stockholders of the Company and the executive officers. The Committee believes these programs provide competitive compensation opportunities that are realized based on the Company's performance. The Committee intends to continue to emphasize performance-based compensation programs that it believes will contribute to making the Company a strong and thriving entity.

     COMPENSATION COMMITTEE:

     Franklin S. Wimer
     Steve Leonard
     Philip J. DiBerardino


                               PERFORMANCE GRAPH

     The Common Stock became registered under the Securities Act of 1934, as amended, on June 7, 1996, the effective date of the Reorganization. The Common Stock has traded on the OTC Bulletin Board system since October 1996 under the symbol "CGME." The Company estimates that the Common Stock is beneficially owned by fewer than 50 persons. No established trading market exists for the Common Stock. There is only limited, sporadic and infrequent trades of shares of the Common Stock on the OTC Bulletin Board system. Accordingly, the Company does not believe that comparison of the Common Stock trading history with the performance of any broad market indices or of a "peer" group of more widely held and traded companies engaged in the gaming industry or otherwise is meaningful, and believes, in fact, that such
comparison would be misleading.   Based on information supplied to Nasdaq by
the reporting brokers and information supplied to the Company by certain market makers, Nasdaq Trading & Market Services and such brokers reported the following range of high and low sales prices for each quarter during 1997 and during the Company's 1996 fiscal year since the Common Stock became registered under the Securities Exchange Act of 1934, as amended, on the Effective Date:


       Quarter Ended               High         Low
       -------------              -----        -----
       June 30, 1996              $3.50        $2.50

       September 30, 1996         $4.25        $3.50

       December 31, 1996          $5.00        $4.00

       March 30, 1997             $5.25        $4.50

       June 30, 1997          $4.25         $4.25

       September 30, 1997     $5.30         $2.50

       December 31, 1997      $5.75         $5.125


          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Steve Leonard filed one late report on Form 5 relating to one transaction. Based on such review, there were no other known late filings or failures to file a required form. Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during its 1997 fiscal year and Form 5 and amendments thereto furnished to the Company with respect to its 1997 fiscal year.

        PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth beneficial ownership of the Common Stock as of April 27, 1998, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director (all of whom are currently nominees for director), (iii) each executive officer named in the Summary Compensation Table above, and (iv) all executive officers and directors as a group. All ownership is sole and direct unless otherwise indicated. Information regarding holdings of persons other than officers and directors of the Company has been compiled from publicly filed information and from other sources the Company believes to be reliable. However, the Company has not independently verified such information and makes no representations as to its accuracy. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under such rules, more than one person or entity may be deemed to beneficially own the same securities. As of April 27, 1998, there were 5,236,091 shares of Common Stock issued and outstanding.

                                             NUMBER OF
                                       SHARES BENEFICIALLY
NAME AND ADDRESS                               OWNED           PERCENT
----------------                       -------------------     -------
Grace Brothers, Ltd(1)                        490,607            9.4%
  1560 Sherman Avenue
  Suite 900
  Evanston, IL  60201

First Union Corporation(2)                  1,059,693          20.24
  First Union Center
  Charlotte, North Carolina 28288-0137

MacKay-Shields Financial Corporation(3)       414,263            7.9
  9 West 57th Street
  New York, NY  10019

PaineWebber Group Inc.(4)                   1,082,618           20.7
  1285 Avenue of the Americas
  New York, NY  10019-6028

Putnam Advisory Funds                         421,834            8.1
  One Post Office Square
  Boston, MA  01209

Gary N. Siegler, Peter M. Collery(5)          606,433           11.6
  712 Fifth Avenue
  New York, NY  10019

Stephen J. Szapor, Jr.                        157,776(6)         3.0
Alan L. Mayer                                  23,148(6)          *
Richard Rabin                                  23,148(6)          *
Robert Stephens                                 9,259(6)          *
Franklin S. Wimer                               2,315(6)          *
Steve Leonard                                   2,315(6)          *
Mark van Hartesvelt                             2,315(6)          *
Philip J. DiBerardino                           2,315(6)          *
All directors and officers as a group
 (9 persons)                                  227,591(6)         4.4

--------------

(1) Based on information contained in an amendment to Schedule 13G dated January 27, 1998.

(2) Based on information contained in an amendment to Schedule 13G dated February 11, 1998. According to such amendment, (a) First Union Corporation is parent holding company, the relevant subsidiary of which is Keystone Investment Management Company ("KIMCO"), (b) KIMCO serves as investment adviser for mutual funds and other clients, and (c) the Common Stock reported in such amendment is beneficially owned by such mutual funds or other clients. According to a Certification Pursuant to Colorado Gaming Regulations 47.1-4.509(4)(a), dated as of June 16, 1997, the shares of Common Stock reported as beneficially owned are held by Keystone Small Company Growth Fund (479,589 shares) and Keystone High Income Bond Fund (410,062 shares) and 170,642 shares are held by other funds or clients.

(3)  Based on a Schedule 13G dated February 13, 1998.  According to such
     Schedule 13G, (a) MacKay-Shields Financial Corporation ("MacKay-Shields") is a registered investment adviser, (b) MacKay-Shields shares voting and dispositive power over the shares reported as beneficially owned, (c) clients of MacKay-Shields have the right to receive and the ultimate power to direct the receipt of dividends from, or the proceeds of the sale of, such shares, and (d) the interest of the Mainstay Funds, a registered investment adviser, relates to more than 5% of the Common Stock outstanding.

(4) Based on an amendment to a Schedule 13G dated February 12, 1998. According to such amendment, (a) Mitchell Hutchins Institutional Investors Inc. ("MHII") and Financial Counselors, Inc. ("FCI") are wholly owned subsidiaries of Mitchell Hutchins Asset Management Inc. ("MHAM"), MHAM, in turn, is a wholly owned subsidiary of PaineWebber Incorporated ("PWI"), which, in turn, is a wholly owned subsidiary of PaineWebber Group Inc. ("PWG"), (b) PWG is a parent holding company, (c) PWI and MHAM are broker-dealers, (d) PWI, MHAM, and FCI are investment advisers, and (e) the reported Common Stock was acquired by MHAM. Based on information previously provided to the Company, the Company understands that the shares of Common Stock reported in such amendment to Schedule 13G are held in the following funds or trusts: PaineWebber Strategic Income Trust--102,958 shares, Managed High Yield Fund, Inc.--105,643, PaineWebber High Income Trust--768,570, All-American Term Trust Inc.--77,681, others--27,766.

(5) Based on a Schedule 13D filed September 12, 1996 (the "SC Schedule 13D"). the SC Schedule 13D states that Mr. Siegler is a controlling stockholder, the president and a director of SC Fundamental Inc. ("SC") and SC Fundamental Value BVI, Inc. ("BVI Inc.") and that Mr. Collery is a controlling stockholder, vice president, and a director of SC and BVI Inc. SC is the general partner of SC Fundamental Value Fund, L.P. ("Fund"), which, according to the SC Schedule 13D, holds 416,311 shares of Common Stock. BVI Inc. is the managing general partner of the investment manager of SC Fundamental Value BVI, Ltd. ("BVI Ltd."), which, according to the SC
     Schedule 13D, holds 190,122 shares of Common Stock. The shares of Common Stock reported as beneficially owned by Messrs. Siegler and Collery consist of the shares reported held by Fund and BVI Ltd. According to the SC Schedule 13D, Messrs. Siegler and Collery are in a position to directly and indirectly determine the investment and voting decisions made by SC and BVI Inc., and, consequently, Fund and BVI Ltd.

(6) Does not include restricted shares issued or issuable which will vest and become nonforfeitable under the Stock Plan in connection with consummation of the Company's proposed merger with a subsidiary of Ladbroke Group PLC (the "Merger"), as follows: Mr. Szapor: 120,000; Mr. Mayer: 46,296;
     Mr. Rabin:  46,296; Mr. Stephens:  18,518; Mr. Wimer:  4,630; Mr. Leonard:
     4,630; Mr. van Hartesvelt: 4,630; Mr. DiBerardino: 4,630; and all executive officers and directors as a group: 259,630.


 *   Less than 1%.



               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company paid UniRock Management Corporation ("UniRock"), an investment banking firm, $250,000 in 1997 for services rendered in connection with structuring and negotiating the Merger and related Agreement and Plan of Merger. Mr. Franklin S. Wimer, Chairman of the Board of Directors of the Company, is President and a principal of UniRock.

                                OTHER MATTERS

     Stockholders wishing to submit a nomination or proposal should review the Amended and Restated Certificate of Incorporation requirements regarding nominations and proposals by the stockholders and should communicate with the Secretary, Colorado Gaming & Entertainment Co., 12596 West Bayaud Avenue, Suite 450, Lakewood, Colorado 80228 for further information.

       SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     In accordance with rules promulgated by the Securities and Exchange Commission, any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the 1998 Annual Meeting of Stockholders must do so no later than December 30, 1997. Any such proposal should be submitted in writing to the Secretary of the Company at its principal executive offices. The stockholder notice must include the stockholder's name and address as it appears on the Company's records and the number of shares of the Company's Common Stock beneficially owned by such stockholder on the record date for the meeting. In addition,
(i) for proposals other than nominations for the election of directors, such notice must include a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the stockholder in such business, and (ii) for proposals relating to stockholder nominations for the election of directors, such notice must also include, with respect to each person nominated, the information required by Regulation 14A under the Securities Exchange Act of 1934.

                              By Order of the Board of Directors,

                              /s/ Alan L. Mayer
                              ---------------------------
                              Alan L. Mayer
                              Secretary


DATED:  May 5, 1998

              COLORADO GAMING & ENTERTAINMENT CO.
              12596 WEST BAYAUD AVENUE, SUITE 450
                   LAKEWOOD, COLORADO  80228

           PROXY SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby appoints Stephen J. Szapor, Jr. and
     Alan L. Mayer, and each of them, the proxy and attorney-in-fact for the undersigned, with full power of substitution in each, to represent the undersigned and to vote on behalf of the undersigned at the Annual Meeting of Stockholders of Colorado Gaming & Entertainment Co. to be held on June 9,
     1998, at 12596 West Bayaud Avenue, Suite 450, Lakewood, CO 80228 at 12:00 noon, and at any adjournment or postponement of such meeting, all Common Stock of Colorado Gaming & Entertainment Co. standing in the name of the undersigned or which the undersigned may be entitled to vote as follows:

You are encouraged to specify your voting choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendation. The Proxy Committee cannot vote your shares unless you sign and return this card.

     THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED
     BELOW BY THE STOCKHOLDER.  IF NO DIRECTION IS GIVEN, THIS
     PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 BELOW.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1
     AND 2 BELOW.

1.   Election of Directors

     Election of the following nominees to serve until the 1998
     Annual Meeting of Stockholders and until their successors are duly elected and qualified:

                              Stephen J. Szapor, Jr.
                              Steve Leonard
                              Franklin S. Wimer
                              Philip DiBerardino
                              Mark van Hartesvelt

     FOR            WITHHOLD AUTHORITY
     / /                  / /

     To withhold authority with respect to any particular nominee(s), write each such nominee's name in the space provided below: ______________________________________.

2. Proposal to ratify the appointment of Arthur Andersen LLP as independent auditors for 1998.


     FOR            AGAINST                ABSTAIN
     / /              / /                    / /

         (TO BE COMPLETED AND SIGNED ON THE OTHER SIDE)

3.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
     SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING
     OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

          The submission of this proxy if properly executed revokes all prior proxies given by the undersigned.


                  Dated:______________________, 1998


          Please sign exactly as your name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name and indicate authorized officer's name and title. If a partnership, please sign in partnership name and indicate authorized person's name and title.


                  ----------------------------------------------
                  Signature


                  ----------------------------------------------
                  Signature (if held jointly)

         I PLAN TO ATTEND THE ANNUAL MEETING:  [   ] YES   [  ] NO

                                 2